AMENDMENT NO. 14

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This	Amendment	dated as	of	May	15, 2020,	amends	the Master	Intergroup
Sub-Advisory	Contract for	Mutual	Funds	(the	"Contract"),	dated	May 1, 2008,	between

Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, and Invesco Senior Secured

Management,	Inc.	(each	a	"Sub-Adviser"	and,	collectively,	the
"Sub-Advisers").

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to (i) remove Invesco Mid Cap Core Equity Fund, Invesco International Allocation Fund and Invesco Moderate Allocation Fund and (ii) change the name of Invesco Conservative Allocation Fund to Invesco Select Risk: Moderately Conservative Investor Fund, Invesco Growth Allocation Fund to Invesco Select Risk: Growth Investor Fund, Invesco Oppenheimer Portfolio Series: Active Allocation Fund to Invesco Active Allocation Fund, Invesco Oppenheimer Portfolio Series: Conservative Investor Fund to Invesco Select Risk: Conservative Investor Fund, Invesco Oppenheimer Portfolio Series: Growth Investor Fund to Invesco Select Risk: High Growth Investor Fund and Invesco Oppenheimer Portfolio Series: Moderate Investor Fund to Invesco Select Risk: Moderate Investor Fund ;

NOW, THEREFORE, the parties agree that;

1.Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco Balanced-Risk Retirement Now Fund

Invesco Balanced-Risk Retirement 2020 Fund

Invesco Balanced-Risk Retirement 2030 Fund

Invesco Balanced-Risk Retirement 2040 Fund

Invesco Balanced-Risk Retirement 2050 Fund

Invesco Convertible Securities Fund

Invesco Select Risk: Moderately Conservative Investor Fund

Invesco Global Low Volatility Equity Yield Fund

Invesco Select Risk: Growth Investor Fund

Invesco Income Allocation Fund

Invesco Oppenheimer International Diversified Fund

Invesco Oppenheimer Main Street Mid Cap Fund®

Invesco Oppenheimer Main Street Small Cap Fund®

Invesco Oppenheimer Master Event-Linked Bond Fund

Invesco Active Allocation Fund

Invesco Select Risk: Conservative Investor Fund

Invesco Select Risk: High Growth Investor Fund

Invesco Select Risk: Moderate Investor Fund

Invesco Peak Retirement™ 2015 Fund

Invesco Peak Retirement™ 2020 Fund

Invesco Peak Retirement™ 2025 Fund

Invesco Peak Retirement™ 2030 Fund

Invesco Peak Retirement™ 2035 Fund

Invesco Peak Retirement™ 2040 Fund

Invesco Peak Retirement™ 2045 Fund

Invesco Peak Retirement™ 2050 Fund

Invesco Peak Retirement™ 2055 Fund

Invesco Peak Retirement™ 2060 Fund

Invesco Peak Retirement™ 2065 Fund

Invesco Peak Retirement™ Now Fund

Invesco Quality Income Fund

Invesco Small Cap Growth Fund"

2.All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:

Name: Jeffrey H. Kupor

Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:

Name:

Title:

By:

Name:

Title:

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:

Name:

Title:

INVESCO HONG KONG LIMITED

Sub-Adviser

By:

Name:

Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:

Name:

Title:

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